UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,

Stockton-On-Tees, TS22 5FD, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value $0.001 per share	VNTR	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2020, Venator Finance S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Issuer”) and Venator Materials LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a wholly owned subsidiary of Venator Materials PLC (the “Company”), entered into a purchase agreement (the “Purchase Agreement”), by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule I thereto (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $225 million in aggregate principal amount of the Issuers’ 9.500% senior secured notes due 2025 (the “Notes”).

The Notes will be senior secured obligations of the Issuers, and interest will be payable semi-annually in arrears. The Notes will be guaranteed (the “Guarantees”) on a senior secured basis by the Company and each of the Company’s restricted subsidiaries (other than the Issuers and certain other excluded subsidiaries) that is a guarantor under the Company’s term loan credit facility (the “Term Loan Facility”). In the future, the Notes will also be guaranteed on a senior secured basis by each of the Company’s restricted subsidiaries (other than the Issuers and certain other excluded subsidiaries) that is a guarantor under the Company’s asset-based revolving lending facility (the “ABL Facility”). The Notes will be secured on a first-priority basis by liens on all of the assets that secure the Term Loan Facility on a first-priority basis and will be secured on a second-priority basis in all inventory, accounts receivable, deposit accounts, securities accounts, certain related assets and other current assets that secure the ABL Facility on a first-priority basis and the Term Loan Facility on a second-priority basis, in each case other than certain excluded assets.

The Notes and the Guarantees will be sold to the Initial Purchasers at 98.008% of par, and the sale will result in gross proceeds (after deducting the Initial Purchasers’ discount and estimated offering expenses) to the Issuers of approximately $220,518,000, which the Issuers intend to use to repay borrowings under the ABL Facility, to pay fees and expenses related to the offering and for general corporate purposes, including enhancing the Company’s liquidity position. The closing of the issuance and sale of the Notes and the Guarantees is expected to occur on or about May 22, 2020, subject to customary closing conditions.

The Notes and the Guarantees will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder. The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”), under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A and (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees will not initially be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes and the Guarantees, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

The Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. Certain affiliates of the Initial Purchasers are lenders under the ABL Facility and will receive a portion of the proceeds from the offering to the extent that such proceeds are being used to repay borrowings under the ABL Facility.

In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer, sell, contract to sell, pledge or otherwise dispose of any debt securities (other than the Notes) issued or guaranteed by the Issuers or any of the Guarantors for a period of 45 days after the date of the Purchase Agreement without the prior consent of J.P. Morgan Securities LLC.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 8, 2020, the Company issued a press release announcing the pricing of the Notes.

A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description of Exhibits
10.1	Purchase Agreement, dated May 8, 2020, by and among Venator Finance S.à r.l, Venator Materials LLC, the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule I thereto.
99.1	Press release dated May 8, 2020 regarding the pricing of the Notes.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENATOR MATERIALS PLC

/s/ SEAN PETTEY
Assistant Secretary

Dated: May 11, 2020